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                                  EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of American Studios, Inc. on Form S-8 of our report dated March 27, 1996, appearing in the Annual Report on Form 10-K of American Studios, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Charlotte, North Carolina
June 14, 1996